Camber Energy, Inc. 10-Q

Exhibit 10.15

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment To CONSULTING AGREEMENT (this “Amendment”) is made and entered into on January 31st, 2019 between Regal Consulting, a limited liability company organized under the laws of the state of Delaware (the "Consultant"), and Camber Energy, Inc. a corporation organized under the laws of the State of Nevada ("Client").

WHEREAS, the CLIENT and Consultant are parties to a consulting agreement effective as of November 15th, 2018 (the “Agreement”). Under the Agreement, the Consultant agreed to provide services to the Client which included the release of two news commentaries per month.

WHEREAS, the parties to this Amendment now desire to make certain modifications and amendments to the Agreement provided herein; and

NOW, THEREFORE, in consideration of the mutual provisions, covenants and undertakings set forth in this Amendment and in the Agreement, and other good and valuable consideration which is hereby acknowledged, the parties to this Amendment agree as follows:

1.	The Services will be modified to include up to 10 news commentaries per month.

2. Client shall pay consultant $50,000 per month in cash (the “Cash Fees”) and 50,000 restricted 144 shares of Client’s common stock per month (the “Stock”), each during the Term of this Agreement. The Stock shall be deemed fully vested, fully earned, not subject to forfeiture or rescission, free of any contingencies and fully paid for, on their date of issuance, and Consultant shall be deemed to hold all investment risk therewith on each such issuance date. The issuance of the Stock shall be subject to the additional listing approval of the NYSE American and the Client having sufficient authorized but unissued shares of common stock to allow such issuance.

3. Term of the Agreement will be extended until October 1, 2019 (the “Term”). The requirement to pay Cash Fees and Stock shall expire automatically on the date that Client completes an acquisition of assets or securities or a combination with another company or companies (each a “Combination”), and Client shall pay Consultant all Cash Fees and Stock due through the end of the Term, prior to the closing date of such transaction.

4. In connection with each issuance of the Stock, the Consultant agrees and confirms that Consultant is or will be acquiring the Stock, for its account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. Consultant can bear the economic risk of investment in the Stock, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Stock and is an “accredited investor” as defined in Regulation D under the Securities Act. Consultant recognizes that the Stock has not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Stock is registered under the Securities Act or unless an exemption from registration is available. Consultant has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Stock for its particular tax and financial situation and its respective advisers, if such advisors were deemed necessary, have determined that the Stock is a suitable investment for it. Consultant has not been offered the Stock by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Consultant’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Consultant has had an opportunity to ask questions of and receive satisfactory answers from Client, or persons acting on behalf of the Client, concerning the terms and conditions of the Stock and Client, and all such questions have been answered to the full satisfaction of Consultant. Neither Client, nor any other party, has supplied Consultant any information regarding the Stock or an investment in the Stock other than as contained in this Agreement, and Consultant is relying on its own investigation and evaluation of the Company and the Stock and not on any other information.

This Amendment contains all revised terms and conditions agreed upon by the parties. All terms and conditions in the Agreement not amended herein remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

CONSULTANT: Regal Consulting

Signature:	/s/ Parker Mitchell
Name:	Parker Mitchell

Date:	02/05/19

Company & Position: Regal Consulting, LLC

CLIENT: Camber Energy, Inc.

Signature:	/s/ Louis Schott
Name:	Louis Schott

Date:	2/13/19

Company & Position: Camber Energy, Inc. & Interim CEO